UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 10, 2007

SUNRISE SENIOR LIVING, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-16499 (Commission File Number)	54-1746596 (I.R.S. Employer Identification No.)

7902 Westpark Drive
McLean, Virginia 22102
(Address of principal executive offices) (Zip Code)

(703) 273-7500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

      On August 10, 2007, Sunrise Senior Living, Inc. (the “Company”) announced preliminary selected financial data for the quarter ended June 30, 2007. A copy of the Company’s press release is furnished as Exhibit 99.1 to this report on Form 8-K. The information contained in this report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” with the Securities and Exchange Commission or incorporated by reference in any registration statement filed by the Company under the Securities Act of 1933, as amended.

Item 8.01. Other Events

As previously announced, on March 2, 2007, the Company notified the New York Stock Exchange (“NYSE”) that it did not meet the March 1, 2007 deadline to file its 2006 Form 10-K. As a result, the Company is subject to the procedures specified in Section 802.01E (SEC Annual Report Timely Filing Criteria) of the NYSE’s Listed Company Manual. Section 802.01E provides, among other things, that the NYSE will monitor the Company and the filing status of the 2006 Form 10-K. As also previously announced, if the Company has not filed its 2006 Form 10-K within six months of the filing due date of the 2006 Form 10-K (i.e., by September 17, 2007), the NYSE may, in its sole discretion, allow the Company’s common stock to be traded for up to an additional six-month trading period or, if the NYSE determines that such additional trading period is not appropriate, it will commence suspension and delisting procedures. At the end of August 2007, the Company intends to request that the NYSE extend the trading period of the Company’s common stock on the NYSE. The Company is unable to predict whether the NYSE will grant any extension of trading beyond September 17, 2007.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNRISE SENIOR LIVING, INC. (Registrant)
Date: August 10, 2007	By:	/s/ Julie A. Pangelinan
Julie A. Pangelinan
Acting Chief Financial Officer

INDEX TO EXHIBITS
Exhibit No.	Exhibit Name

99.1	Sunrise Press Release dated August 10, 2007